Exhibit 4.2

CROWN MEDIA HOLDINGS, INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of [                          ], 2010 (the “Agreement”), among H C Crown Corp., a Delaware corporation (“HCC”), any Other HEIC Stockholder that executes a Joinder (each, a “Joinder Party”) and Crown Media Holdings, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

WHEREAS, HCC and the Company are parties to that certain Master Recapitalization Agreement, entered into on February 26, 2010, by and among Hallmark Cards, HCC, HEH, HEIC, the Company, Crown Media United States, LLC and certain subsidiaries of the Company (the “Recapitalization Agreement”), pursuant to which, on the date hereof, the Company refinanced its obligations to Hallmark through the issuance of new indebtedness, shares of Series A Preferred Stock and shares of Common Stock;

WHEREAS, the shares of Series A Preferred Stock are convertible into shares of Common Stock in accordance with the terms set forth in the Certificate of Designation, Powers, Preferences, Qualifications, Limitations, Restrictions and Relative Rights of Series A Convertible Preferred Stock of the Company;

WHEREAS, prior to the consummation of the transactions provided for in the Recapitalization Agreement (the “Transactions”), pursuant to the Second Amended and Restated Stockholders Agreement, dated August 30, 2001, by and among the Company and certain stockholders of the Company set forth therein, HCC was entitled (indirectly through its ownership of HEH, which owned HEIC, which owned a majority of the Company) to certain registration rights with respect to the capital stock of the Company that it indirectly owned; and

WHEREAS, pursuant to the Recapitalization Agreement, the parties hereto have agreed to enter into this Agreement to provide for certain rights and obligations in respect of, among other things, the shares of Series A Preferred Stock and Common Stock.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

SECTION 1.	DEFINITIONS

As used in this Agreement, the following terms have the respective meaning set forth below:

Affiliate:  shall mean “affiliate” as defined in Rule 405 promulgated under the Securities Act;

Commission:  shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act;

Common Stock:  shall mean the Company’s Class A Common Stock, par value $.01 per share;

Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;

Hallmark Cards:  shall mean Hallmark Cards, Incorporated, a Missouri corporation;

Hallmark Debt:  shall have the meaning set forth in the Recapitalization Agreement;

HEH:  shall mean Hallmark Entertainment Holdings, Inc., a Delaware corporation;

HEIC:  shall mean Hallmark Entertainment Investments Co., a Delaware corporation;

Holder:  shall mean any holder of Registrable Securities;

Joinder:  shall mean the Form of Joinder attached hereto as Schedule A;

JPM:  shall mean JPMorgan Partners (BHCA), L.P., a Delaware limited partnership;

Liberty:  shall mean Liberty Crown, Inc., a Delaware corporation;

Majority Holders:  shall mean the Holders of at least a majority of the Registrable Securities;

Other HEIC Stockholders:  shall mean Liberty, JPM and VISN;

Person:  shall mean an individual, partnership, joint-stock company, limited liability company, corporation, trust, estate or other incorporated or unincorporated organization, and a government or agency or political subdivision thereof;

Register, Registered and Registration:  shall mean a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

Registrable Securities:  shall mean (A) shares of Common Stock issued to HCC or any Joinder Party in connection with the merger of HEIC with and into the Company and the merger of HEH with and into the Company, (B) shares of Common Stock issued to HCC on the date hereof in connection with the exchange of Hallmark Debt into Common Stock, (C) shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock issued to HCC on the date hereof in connection with the exchange of Hallmark Debt into Series A Preferred Stock and (D) any additional shares of Common Stock acquired by HCC pursuant to the “Subscription Rights” set forth in the Stockholders Agreement, dated as of the date hereof, by and among HCC, Hallmark Cards and the Company and (E) any stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Common Stock referred to in clauses (A), (B), (C) and (D) above;

Registration Expenses:  shall mean all expenses incurred by the Company in compliance with Section 2(a), (b) and (c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders selected by the Majority Holders, blue sky fees and expenses, all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and the expense of any special audits incident to or required by any such registration (and including the compensation of regular employees of the Company, which shall be paid in any event by the Company);

Securities Act:  shall mean the Securities Act of 1933, as amended;

Security, Securities:  shall have the meaning set forth in Section 2(1) of the Securities Act;

Selling Expenses:  shall mean all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders selected by the Majority Holders;

Series A Preferred Stock:  shall mean the Company’s Series A Convertible Preferred Stock, par value $.01 per share; and

VISN: shall mean VISN Management Corp., a Delaware corporation.

SECTION 2.	REGISTRATION RIGHTS

(a) Requested Registration.

(i) Request for Registration.  If the Company shall receive from the Majority Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

(1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(2) as soon as practicable, use its commercially reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) business days after written notice from the Company is given under Section 2(a)(i)(1) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(a):

(A)
in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

(B)
after the Company has effected three (3) such registrations and all such registrations have been declared or ordered effective and the sales of Registrable Securities pursuant to all such registrations shall have closed; or

(C)
if the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of at least $5,000,000.

The registration statement filed pursuant to a request under this Section 2(a)(i) may, subject to the provisions of Section 2(a)(ii) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration (but specifically excluding the Holders) (“Other Stockholders”).  In the event any Holder(s) requests a registration pursuant to this Section 2(a) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder(s).

The registration rights set forth in this Section 2 may be assigned, in whole or in part, to any Permitted Transferee.

(ii) Underwriting.  If the Majority Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a).  The Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2.  The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Majority Holders and reasonably acceptable to the Company.  Notwithstanding any other provision of this Section 2(a), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation.  If, after the exclusion of such shares held by Other Stockholders, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request.  No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.  If any of the Holders or any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Majority Holders who originally requested such registration.  The securities so withdrawn shall also be withdrawn from registration.  If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company and officers and directors of the Company may include its or their securities for its or their own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(b) Company Registration.

(i) Each time the Company determines to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

(1) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

(2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2(b)(ii) below.  Such written request may specify all or a part of the Holders’ Registrable Securities.  In the event any Holder requests inclusion in a registration pursuant to this Section 2(b) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder.

(ii) Underwriting.  If the registration for which the Company gives notice is a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 2(b)(i)(1).  In such event, the right of each of the Holders to registration pursuant to this Section 2(b) shall be conditioned upon such Holders’ participation in such underwriting and the inclusion of such Holders’ Registrable Securities in the underwriting to the extent provided herein.  The Holders whose Registrable Securities are to be included in such registration shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company.  Notwithstanding any other provision of this Section 2(b), if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to the extent necessary to permit such underwriting to occur, but in no event shall the number of Registrable Securities to be included in such underwriting be less than twenty-five percent (25%) of the shares included therein (based on the number of shares).  The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:  The securities of the Company held by officers, directors and Other Stockholders of the Company shall be excluded from such registration to the extent so required by such limitation, and if, after the exclusion of such shares held by officers, directors and Other Stockholders, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such request.  If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter.  Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Form S-3.  The Majority Holders shall have the right to request three (3) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2(c):

(i) unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (before deduction of Selling Expenses) of more than $2,500,000;

(ii) within 180 days of the effective date of the most recent registration pursuant to Section 2(a) or (b) in which securities held by the Holders could have been included for sale or distribution;

(iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 2(c) and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of Section 2(a)(ii) shall apply to all participants in such offering.  Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.  In the event any Holder requests a registration pursuant to this Section 2(c) in connection with a distribution of Registrable Securities to its partners, members or stockholders, the registration shall provide for the resale by such partners, members or stockholders, if requested by such Holder.

(d) Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered.

(e) Registration Procedures.  In the case of each registration effected by the Company pursuant to this Section 2, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Company will:

(i) prepare and, in any event within 45 days (30 days in the case of a Form S-3 registration) after a request for registration is given to the Company pursuant to Section 2, file with the Commission a registration statement on an appropriate form with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of Securities which it has initiated for its own account at any time prior to the effective date of the registration statement relating thereto (and, in such event, the Company shall pay the Registration Expenses incurred in connection therewith); provided, further, that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Company will furnish to counsel for the sellers of Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(ii) keep such registration effective for a period not in excess of 270 days or until the Holders (or in the case of a distribution to the partners, members or stockholders of such Holder, such partners, members or stockholders), as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such period shall be extended for a period of time equal to the period during which the Holders or partners, members or stockholders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in Section 2(i) hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

(iii) furnish such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits filed therewith, including any documents incorporated by reference), such number of prospectuses (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request;

(iv) notify each Holder of Registrable Securities covered by such registration at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(v) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (1) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and to the Holders participating in such registration and (2) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders participating in such registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders participating in such registration;

(vi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its Security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(vii) make available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(viii) notify counsel for the holders of Registrable Securities included in such registration statement and the managing underwriter or agent, immediately, and confirm the notice in writing (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(ix) provide each Holder of Registrable Securities included in such registration statement (or their representatives) reasonable opportunity to comment on the registration statement, any post-effective amendments to the registration statement, any supplement to the prospectus or any amendment to the prospectus;

(x) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(xi) if requested by the managing underwriter or agent or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(xii) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under the registration statement, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or agent, if any, or the Holders may request;

(xiii) use its best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” that may be reasonably requested by the holders in connection with distribution of Registrable Securities;

(xiv) use its best efforts to cause the Registrable Securities to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

(xv) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

(xvi) obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the Holders shall reasonably request;

(xvii) list such Registrable Securities on any national securities exchange on which any shares of Common Stock are listed or, if the Common Stock is not then listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for listing on such other national securities exchange as determined by the Company and approved by the Majority Holders; and

(xviii) subject to all the other provisions of this Agreement, use its best efforts to take all other customary or necessary steps to effect the registration of such Registrable Securities contemplated hereby.

(f) Indemnification.

(i) The Company will indemnify each of the Holders and their respective directors and officers or general and limited partners and each Person controlling any of the foregoing, with respect to each registration which has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter (collectively, the “Company Indemnified Persons”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any preliminary prospectus and any issuer free writing prospectus), offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Company Indemnified Person for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any Company Indemnified Person to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Company Indemnified Person.

(ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter, each other Holder and each Other Stockholder and each of their officers, directors, and partners, and each Person controlling such Other Stockholder (collectively, the “Holder Indemnified Persons”), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus (including any preliminary prospectus and any issuer free writing prospectus), offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such other Holders, Other Stockholders, directors, officers, partners, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration.

(iii) Each Company Indemnified Person or Holder Indemnified Person, as the case may be (each an “Indemnified Person”), shall give notice to the party required to provide indemnification (the “Indemnifying Person”) promptly after such Indemnified Person has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Person to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Person, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Person (whose approval shall not unreasonably be withheld) and the Indemnified Person may participate in such defense at such party’s expense (unless the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Person and the Indemnified Person in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Person), and provided further that the failure of any Indemnified Person to give notice as provided herein shall not relieve the Indemnifying Person of its obligations under this Section 2 except to the extent the Indemnifying Person is materially prejudiced thereby.  No Indemnifying Person, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Person, consent to entry of any judgment or enter into any settlement unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such claim or litigation.  Each Indemnified Person shall furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(iv) If the indemnification provided for in this Section 2(f) is held by a court of competent jurisdiction to be unavailable to an Indemnified Person with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person, on the one hand, and of the Indemnified Person, on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Person and of the Indemnified Person shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold in such registration.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(g) Information by the Holders.

(i) Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

(ii) In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Holder shall distribute Registrable Securities to its partners, members or stockholders, such Holder shall so advise the Company and provide such information as shall be necessary to permit an amendment to such registration statement to provide information with respect to such partners, members or stockholders, as selling security holders.  Promptly following receipt of such information, the Company shall file an appropriate amendment to such registration statement reflecting the information so provided.

(h) Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, except as the Majority Holders may otherwise agree in writing, the Company agrees to:

(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), at all times;

(ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company (if such reports are not publicly available), and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

(i) “Market Stand-off” Agreement.  Each of the Holders agrees, if requested by the Company and an underwriter of equity securities of the Company, not to sell or otherwise transfer or dispose of any Registrable Securities held by such Holder during the 120-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements.  If requested by the underwriters, the Holders shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 120-day period.  The provisions of this Section 2(i) shall be binding upon any transferee who acquires Registrable Securities.

(j) Termination.  The registration rights set forth in Sections 2(a) and 2(c) shall not be available to any Holder if (i) in the written opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 or (ii) all of the Registrable Securities held by such Holder have been sold in a registration pursuant to the Securities Act or pursuant to Rule 144.

(k) Additional Rights.  The Company shall not grant to any other holders of securities any rights to request the Company to effect the registration under the Securities Act of any such securities on terms inconsistent with or more favorable to such holder than the terms set forth in this Section 2.

SECTION 3.	MISCELLANEOUS

(a) Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (iii) one (1) business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (iv) seven (7) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent to the parties at the addresses indicated below:

If to the Company:	Crown Media Holdings Inc. 12700 Ventura Boulevard Studio City, CA 91604 Attention: Chief Executive Officer
With a copy to: (which shall not constitute notice)
Crown Media Holdings Inc.
12700 Ventura Boulevard
Studio City, CA  91604
Attention:  Chief Financial Officer

Crown Media Holdings Inc.
12700 Ventura Boulevard
Studio City, CA  91604
Attention:  General Counsel

If to HCC:	Hallmark Cards, Incorporated 2501 McGee Trafficway Kansas City, MO 64108 Attention: Chief Financial Officer MD 342
With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Maurice M. Lefkort, Esq. Facsimile No.: (212) 728-8111
If to any Joinder Party:	To the address or facsimile number listed on such Joinder Party’s Joinder or to such other address or facsimile number as may be furnished to the Company in writing by such Joinder Party or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

(b) Amendments.  The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by the Company and the Majority Holders.

(c) No Waiver.  No failure on the part of the parties hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(d) Assignment and Parties in Interest.  Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by any of the parties hereto except with the prior written consent of the other parties hereto; provided that any Holder may assign its rights hereunder to an Affiliate of such Holder to which it transfers Registrable Securities.  This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

(e) Expenses.  Except as expressly set forth in this Agreement, each party to this Agreement shall bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with this Agreement.

(f) Entire Agreement; No inconsistent Agreements.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes and is in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to the other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein.

(g) Descriptive Headings.  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(h) Counterparts.  For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.  Facsimile signatures will be treated as originals.

(i) Additional Parties.

(i) Each Other HEIC Stockholder shall have the right, by executing a Joinder and delivering such executed Joinder to the Company with a copy to HCC not later than sixty (60) days after the date hereof, to become a Joinder Party.

(ii) The parties (including any and all such Joinder Parties) agree and understand that each such Joinder Party shall be a party to this Agreement in all respects, including, without limitation, being subject to all rights and obligations of Holders under this Agreement.

(j) Governing Law; Jurisdiction.

(i) This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed therein.

(ii) Any and all claims arising out of, relating to or in connection with this Agreement or the subject matter hereof, shall be brought exclusively in the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, the United States District Court for the District of Delaware (the “Designated Court”).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract or otherwise arising out of, relating to or in connection with this Agreement or the subject matter hereof in any court other than the Designated Court.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such the Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable law, any claim that (I) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (II) the venue of such suit, action or proceeding is improper or (III) this Agreement, or the subject matter hereof, may not be enforced in or by such Designated Court.

(iii) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and, therefore, each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement.  Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 3(j).

(k) Severability.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(l) Specific Performance.  Without limiting or waiving in any respect any rights or remedies of the Holders under this Agreement now or hereinafter existing at law or in equity or by statute, each of the parties hereto shall be entitled to seek specific performance of the obligations to be performed by the other in accordance with the provisions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CROWN MEDIA HOLDINGS, INC.

By:_________________________

    Name:

    Title:

H C CROWN CORP.

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]

Schedule A

JOINDER

Joinder to the Registration Rights Agreement, dated as of [_____ __], 2010, by and among HCC, any Other HEIC Stockholder that executes a Joinder in the form hereof and the Company (the “Agreement”).  Capitalized terms used in this Joinder but not otherwise defined herein have the meanings ascribed thereto in the Agreement.

1.           The undersigned agrees to be bound by the terms of the Agreement, effective as of the date hereof, as if the undersigned were a signatory to the Agreement.

2.           All notices to be provided to the undersigned as a Holder under the Agreement shall be sent to the undersigned at the address and facsimile number listed on the signature page hereto.

3.           This Joinder shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

4.           This Joinder shall inure to the benefit of and be binding upon the successors and permitted assigns of the undersigned.

[The Remainder of This Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date first above written.

HOLDER: ___________________________

By: _________________________________
Name:
Title:

ADDRESS & FACSIMILE NUMBER:

____________________________

____________________________

____________________________

____________________________

____________________________